Exhibit 99.1

                                  CERTIFICATION

I, Robert A. Levinson, certify that:


1. I have reviewed this amendment to the annual report on Form 10-KSB/A of Levcor International, Inc.; and

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report.


Date: April 29, 2003


/s/ ROBERT A. LEVINSON
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Robert A. Levinson,
Chairman of the Board, President and Chief Executive Officer